 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 1995

                                                 REGISTRATION NO. 33-61559
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-3

              AMENDMENT NO. 1 AND POST-EFFECTIVE AMENDMENTS
                                     UNDER

                          THE SECURITIES ACT OF 1933
                                --------------
                           MERRILL LYNCH & CO., INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
             DELAWARE                            13-2740599 (I.R.S.
   (STATE OR OTHER JURISDICTION             EMPLOYER IDENTIFICATION NO.)
 OF INCORPORATION OR ORGANIZATION)
                            WORLD FINANCIAL CENTER
                                  NORTH TOWER
                         NEW YORK, NEW YORK 10281-1334
                                (212) 449-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                --------------
                           ROSEMARY T. BERKERY, ESQ.
                           ASSOCIATE GENERAL COUNSEL
                           MERRILL LYNCH & CO., INC.
                            WORLD FINANCIAL CENTER
                                  NORTH TOWER
                         NEW YORK, NEW YORK 10281-1334
                                (212) 449-6990
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
    NORMAN D. SLONAKER, ESQ.                   DONALD R. CRAWSHAW, ESQ.
           BROWN & WOOD                           SULLIVAN & CROMWELL
      ONE WORLD TRADE CENTER                       125 BROAD STREET
     NEW YORK, NEW YORK 10048                  NEW YORK, NEW YORK 10004
                                --------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
                                --------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

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                        CALCULATION OF REGISTRATION FEE
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
  TITLE OF EACH CLASS                       PROPOSED MAXIMUM      PROPOSED
    OF SECURITIES TO        AMOUNT TO BE        AGGREGATE     MAXIMUM AGGREGATE    AMOUNT OF
     BE REGISTERED           REGISTERED     PRICE PER UNIT(1) OFFERING PRICE(1) REGISTRATION FEE
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
Debt Securities and War-
 rants..................  $4,000,000,000(2)       100%         $4,000,000,000    $1,379,320(3)

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(1) Estimated solely for the purpose of calculating the registration fee.
(2) Such amount shall be increased, if any Senior or Subordinated Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Registrant shall be equal to the above amount to be registered. Any offering of Senior or Subordinated Debt Securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the official exchange rate applicable to the purchase of such Senior or Subordinated Debt Securities from the Registrant.

(3) Fee paid with initial filing.

  Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Post-Effective Amendment relates to the remaining unsold Debt Securities and Warrants having an aggregate principal amount of $779,953,046 which were previously registered by the Registrant under Registration Statement No. 33-52647 on Form S-3. The following registration statements, each having the original effective date indicated parenthetically, are amended hereby (the number of such post-effective amendment applicable to a registration statement being also indicated parenthetically), all as follows:
2-78338 (July 23, 1982-No. 18); 2-83477 (May 9, 1983-No. 17); 2-89519
(February 23, 1984-No. 16); 2-96315 (March 20, 1985-No. 14); 33-03079
(February 6, 1986-No. 13); 33-03602 (April 15, 1986-No. 10); 33-05125 (April
28, 1986-No. 2); 33-09910 (November 5, 1986-No. 11); 33-16165 (August 11,
1987-No. 10); 33-17965 (November 5, 1987-No. 9); 33-19820 (January 29, 1988-
No. 9); 33-23605 (August 16, 1988-No. 8); 33-27512 (March 20, 1989-No. 7); 33-
27594 (March 20, 1989-No. 7); 33-35456 (August 10, 1990-No. 7); 33-38879
(February 12, 1991-No. 6); 33-42041 (August 16, 1991-No. 6); 33-45327
(February 12, 1992-No. 5); 33-54218 (November 19, 1992-No. 4); 33-49947
(August 25, 1993-No. 3); 33-51489 (January 14, 1994-No. 2) and 33-52647 (March
22, 1994-No. 1). Each such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Post-Effective Amendment in accordance with Section 8(c) of the Securities Act of 1933.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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


  THE PURPOSE OF THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-61559 IS TO AMEND THE FACING SHEET OF SUCH REGISTRATION STATEMENT TO CORRECT A TYPOGRAPHICAL ERROR APPEARING IN THE PARAGRAPH SPECIFYING WHICH PRIOR REGISTRATION STATEMENTS OF THE REGISTRANT ARE BEING AMENDED.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                                   SIGNATURE

  Pursuant to Rule 478 of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 11th day of August 1995.

                                          MERRILL LYNCH & CO., INC.

                                               /s/ Rosemary T. Berkery

                                          By______________________________

                                               Rosemary T. Berkery Agent for
                                                  Service of Process

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